UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2015
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CHESAPEAKE LODGING TRUST
(Exact name of registrant as specified in its charter)
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Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (410) 972-4140
Not Applicable
(Former name or former address, if changed since last report.)
 ________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Board of Trustees (the “Board”) of Chesapeake Lodging Trust (the “Trust”) values the input and insights of the Trust’s shareholders and believes that effective shareholder engagement strengthens the Board’s role as an informed and engaged fiduciary. The Board meaningfully integrates the feedback it receives from shareholders into the Board’s review and assessment of the Trust’s corporate governance policies.
In response to a shareholder’s non-binding proposal that was approved at the Trust’s 2015 annual meeting of shareholders (the “2015 Annual Meeting”), on September 17, 2015, the Board approved and adopted a wholly new article of the Trust’s amended and restated bylaws, as amended (the “Bylaws”), fully implementing the requested action recommended by the Trust’s shareholders at the 2015 Annual Meeting. New ARTICLE IX of the Bylaws generally provides that the Trust shall not adopt, amend, extend or renew any shareholder rights plan, rights agreement or any other form of “poison pill” making it more difficult or expensive to acquire large holdings of the Trust’s shares without prior approval by a majority of shares voted unless the Board is compelled by its fiduciary duties to adopt such a poison pill. New ARTICLE IX also provides that any poison pill adopted, amended, extended or renewed on the grounds of fiduciary duty shall expire within 12 months unless approved by holders of a majority of the shares voted or a court has determined further extension is reasonably required in the exercise by the Board of its fiduciary duties.
The foregoing summary of new ARTICLE IX of the Trust’s Bylaws is qualified in its entirety by reference to the copy of the Bylaws filed as Exhibit 3.2 hereto and incorporated herein by reference.
The Board and management of the Trust are continuing to evaluate another non-binding shareholder proposal, defeated at the 2015 Annual Meeting but supported by many of the Trust’s shareholders, recommending that the Board amend the Trust’s governing documents to provide shareholders the right to amend our Bylaws. The Trust’s charter, like those of many real estate investment trusts organized under Maryland law, expressly reserves the right to amend the Bylaws to the Board; the Board cannot amend this provision of the Trust’s charter without shareholder approval. As a result, if the Board were to recommend action in response to this shareholder proposal despite it having been defeated at the 2015 Annual Meeting, the Board would be required to submit its proposed charter and Bylaws amendments to the Trust’s shareholders for approval at a future annual meeting.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

3.2	Amended and Restated Bylaws, as amended through September 17, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2015	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer